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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts", "Selected Financial Data", and "Summary Financial Data" and to the use of our report dated May 9, 2003, except note 13, as to which the date is October 14, 2003 in the Registration statement (Form S-1 No. 333-00000) and related Prospectus of GTx, Inc. for the registration of 000,000 shares of its common stock.

                                                   Ernst & Young LLP


Memphis, Tennessee
October 14, 2003

The foregoing consent is in the form that will be signed upon the completion of GTx's reincorporation in the State of Delaware as described in Note 13 to the financial statements.

                                                   /s/ Ernst & Young LLP


Memphis, Tennessee
October 14, 2003